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Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-08559, 333-35237, 333-41137 and 333-56340) and on Form S-3 (No. 333-62821) of InVision Technologies, Inc. of our report dated February 9, 2000 appearing in the 2000 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
March 28, 2001

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Consent of Independent Accountants